UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2012

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3545 John Hopkins Court Suite 210 San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 10, 2012, Regulus Therapeutics Inc. (the “Company”) entered into an Investor Rights Agreement with AstraZeneca AB (“AstraZeneca”) in connection with the closing of a private placement in which the Company issued and sold 6,250,000 shares of its common stock (the “Shares”) to AstraZeneca on October 10, 2012, concurrently with the closing of the Company’s initial public offering of its common stock. The sale and issuance of the Shares was effected pursuant to the terms of that certain Common Stock Purchase Agreement between the Company and AstraZeneca dated August 14, 2012.

Pursuant to the Investor Rights Agreement, AstraZeneca will have the right to require the Company to register the Shares on a Form S-3 registration statement with the Securities and Exchange Commission or to include the Shares in a registration statement filed by the Company. AstraZeneca’s right to request a registration of the Shares will terminate upon the earlier of October 10, 2015 or at such time that all of the Shares may be sold by AstraZeneca pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) during any 90-day period. A copy of the Investor Rights Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Pursuant to the terms of that certain Amended and Restated Convertible Promissory Note originally issued by the Company to Glaxo Group Limited (“Glaxo”) on February 24, 2010, as amended and restated on July 27, 2012, the Company agreed to issue Glaxo a Convertible Promissory Note upon the closing of a qualifying initial public offering of the Company’s common stock. Accordingly, on October 10, 2012, upon the closing of the Company’s initial public offering of shares of its common stock, the Company issued Glaxo a Convertible Promissory Note in the principal amount of $5,426,952.05 (the “New Glaxo Note”). The New Glaxo Note bears interest at a rate of 3.297% per annum on the basis of a 360 day year, compounded daily for the actual number of days elapsed. The maturity date of the New Glaxo Note is October 9, 2015, at which time all outstanding principal and accrued interest shall become due and payable by the Company. Glaxo may convert all or any portion of the outstanding principal and accrued and unpaid interest under the New Glaxo Note into shares of the Company’s common stock at any time on or prior to the maturity date at a conversion price of $4.00 per share, subject to complying with certain threshold ownership percentage limitations set forth in the New Glaxo Note. A copy of the New Glaxo Note is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information relating to the issuance and sale of the Shares to AstraZeneca in Item 1.01 of this Current Report is incorporated herein by reference. The aggregate purchase price of the Shares was $25,000,000, representing a per Share price of $4.00, the price at which shares of the Company’s common stock were sold to the public in the Company’s initial public offering. The purchase price of the Shares was paid for by AstraZeenca in immediately available funds.

Pursuant to the terms of that certain Convertible Promissory Note issued by the Company to Biogen Idec MA Inc. (“Biogen Idec”) on August 15, 2012 in the principal amount of $5,000,000, the outstanding principal amount and accrued and unpaid interest under such Convertible Promissory Note automatically converted into 1,256,232 shares of the Company’s common stock concurrently with the closing of the Company’s initial public offering on October 10, 2012 at a conversion price of $4.00 per share.

Pursuant to the terms of that certain Amended and Restated Convertible Promissory Note originally issued by the Company to Glaxo on April 24, 2008 in the principal amount of $5,000,000, as amended and restated on July 27, 2012, the outstanding principal amount and accrued and unpaid interest under such Amended and Restated Convertible Promissory automatically converted into 1,447,037 shares of the Company’s common stock concurrently with the closing of the Company’s initial public offering on October 10, 2012 at a conversion price of $4.00 per share.

The sales and issuances by the Company of the shares of common stock described above under this Item 3.02 of this Current Report were not registered under the Securities Act or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and the rules and regulations promulgated thereunder.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Incorporation

On October 10, 2012, the Company filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering of shares of its common stock. The Company’s board of directors and stockholders previously approved the Restated Certificate to be filed in connection with, and to be effective upon, the closing of the Company’s initial public offering.

The Restated Certificate amends and restates in its entirety the Company’s amended and restated certificate of incorporation, as amended, to, among other things:

•	authorize 200,000,000 shares of common stock;

•

eliminate all references to the previously existing series of preferred stock and authorize 10,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series;

•	permit the Company’s board of directors to adopt, amend or repeal the bylaws without obtaining stockholder approval;

•	require the approval of at least 66 2/3% of the shares entitled to vote at an election of directors to adopt, amend or repeal the bylaws or certain provisions of the Restated Certificate;

•	prohibit the removal of directors without cause, subject to the rights of any series of preferred stock to elect additional directors under specified circumstances;

•	require the approval of at least 66 2/3% of the shares entitled to vote at an election of directors to remove directors with cause;

•	prohibit stockholder action by written consent in lieu of a meeting, thereby requiring all stockholder actions to be taken at a meeting of the Company’s stockholders; and

•	require advance notice of stockholder nominations for election to the Company’s board of directors and of business to be brought by stockholders before any meeting of the Company’s stockholders.

The foregoing description is qualified in its entirety by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

On October 10, 2012, the Company adopted amended and restated bylaws in connection with the closing of the Company’s initial public offering of shares of its common stock. The Company’s board of directors and stockholders previously approved the amended and restated bylaws to be adopted in connection with, and to be effective upon, the closing of the Company’s initial public offering.

The amended and restated bylaws, among other things:

•

provide that special meetings of stockholders may be called only by (i) the chairman of the board of directors, (ii) the chief executive officer or (iii) the board of directors acting pursuant to a resolution adopted by a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships;

•

establish advance notice requirements for stockholder nominations for election to the Company’s board of directors and for proposals to be brought by stockholders before any meeting of the Company’s stockholders;

•	prohibit stockholder action by written consent in lieu of a meeting, thereby requiring all stockholder actions to be taken at a meeting of the Company’s stockholders;

•	set forth the rights, powers and manner of acting of the board of directors and officers of the Company;

•	permit the Company’s board of directors to create committees of the board of directors; and

•

provide for the indemnification of directors and officers of the Company, and allow the indemnification of employees and agents of the Company, in each case to the extent not prohibited by applicable law.

The foregoing description is qualified in its entirety by reference to the Company’s amended and restated bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Regulus Therapeutics Inc.

3.2	Amended and Restated Bylaws of Regulus Therapeutics Inc.

10.1	Investor Rights Agreement, dated October 10, 2012, between AstraZeneca AB and Regulus Therapeutics Inc.

10.2	Convertible Promissory Note, dated October 10, 2012, made by Regulus Therapeutics Inc. in favor of Glaxo Group Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2012	Regulus Therapeutics Inc.

	By:	/s/ Garry E. Menzel
Garry E. Menzel, Ph.D.
Chief Operating Officer and Executive Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Regulus Therapeutics Inc.

3.2	Amended and Restated Bylaws of Regulus Therapeutics Inc.

10.1	Investor Rights Agreement, dated October 10, 2012, between AstraZeneca AB and Regulus Therapeutics Inc.

10.2	Convertible Promissory Note, dated October 10, 2012, made by Regulus Therapeutics Inc. in favor of Glaxo Group Limited.